EXHIBIT 10.13
May 7, 2008
Toreador Resources Corporation
Toreador Turkey Ltd.
Toreador Romania Ltd.
Madison Oil France SAS
Toreador Energy France S.C.S.
Toreador International Holding Limited Liability Company
13760 Noel Road
Suite 1100
Dallas, Texas 75240-1383
Attention: Mr. Charles J. Campise, Senior Vice President and Chief Accounting Officer
Dear Gentlemen,
Re:     Southern Europe Region – Toreador Resources Corporation
                               Maintenance Ratio Temporary Waiver
1.	Reference is made to the Loan and Guarantee Agreement dated December 28, 2006 (the “Loan and Guarantee Agreement”) between Toreador Resources Corporation (“Toreador” or the “Company”), Toreador Turkey Ltd., Toreador Romania Ltd., Madison Oil France SAS, Toreador Energy France SCS, Toreador International Holding Limited Liability Company, and International Finance Corporation (“IFC”). Unless otherwise defined in this letter, terms defined in the Loan and Guarantee Agreement shall have the meanings ascribed thereto when used in this letter.

2.	We also refer to your request, dated April 29, 2008, of a temporary waiver in respect of Section 6.01(m)(iii) of the Loan and Guarantee Agreement.

3.	In furtherance of the above, IFC consents to the following:
(i)	the temporary waiver of the requirement in Section 6.01(m)(iii) that the Company maintain an Adjusted Financial Debt to EBITDA[1] Ratio of not more than 3.0:1.0.

(ii)	the waiver is granted on the condition that the Company maintains the Adjusted Financial Debt to EBITDA ratio in each quarter of the financial year 2008 of not more than the following:
i.	Q1 2008 – 4.5:1.0;

ii.	Q2 2008 – 4.0:1.0;

iii.	Q3 2008 – 3.5:1.0;

iv.	Q4 2008 – 3.25:1.0.

[1]	as per the waiver granted in May 2007, EBITDAX is used a a proxy to EBITDA in the Adjusted Financial Debt to EBITDA Ratio calculation until July 2, 2008.

(iii)	The Company is to be compliant with original requirement of Adjusted Financial Debt to EBITDA of not more than 3.0:1.0 starting from the first quarter of 2009 (end of quarter March 31, 2009).
The waiver is effective for the period of one year and one day, covering the period from March 31, 2008 until April 1, 2009.
4.	No provision of this letter shall be deemed (i) to be a consent, waiver of modification of any term or condition of the Loan and Guarantee Agreement or the Transaction Documents, except as expressly provided in paragraph 3 above, or (ii) to prejudice any rights or remedies which IFC may have now or in the future under or in connection with any of the Loan and Guarantee Agreement and/or the Transaction Documents.
Sincerely,
INTERNATIONAL FINANCE CORPORATION
/s/ Somit Varma
Somit Varma
Director
Oil, Gas, Mining & Chemicals Department
Waiver Accepted and Agreed to this
8th day of May 2008:
/s/ Charles J. Campise
TOREADOR RESOURCES CORPORATION
Name: Charles J. Campise
Title: Senior VP Finance and Accounting
/s/ Charles J. Campise
TOREADOR TURKEY LTD.
Name: Charles J. Campise
Title: Senior VP Finance and Accounting
/s/ Charles J. Campise
TOREADOR ROMANIA LTD.
Name: Charles J. Campise
Title: Senior VP Finance and Accounting

/s/ Charles J. Campise
MADISON OIL FRANCE SAS
Name: Charles J. Campise
Title: Senior VP Finance and Accounting
/s/ Charles J. Campise
TOREADOR ENERGY FRANCE S.C.S.
Name Charles J. Campise:
Title: Senior VP Finance and Accounting
/s/ Charles J. Campise
TOREADOR INTERNATIONAL HOLDING
LIMITED LIABILITY COMPANY
Name: Charles J. Campise
Title: Senior VP Finance and Accounting